Exhibit 5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 15, 2017, between Lazydays Holdings, Inc., a Delaware corporation (the “Company”), and each of the several purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreements, dated as of the date hereof, between the Company and the Purchasers signatory to the applicable Securities Purchase Agreement (collectively, the “Purchase Agreement”).

Concurrently with this Agreement, the Company has entered into another Registration Rights Agreement, dated as of the date hereof, pursuant to the two Securities Purchase Agreements (as defined in the Purchase Agreement), pursuant to which the Company is obligated to register shares of Common Stock (the “Other Shares”), prefunded Common Stock purchase warrants (the “Other Pre-Paid Warrants”), Common Stock purchase warrants (the “Other Warrants”) and shares of Common Stock underlying the Other Pre-Paid Warrants (the “Other Pre-Paid Warrant Shares”) and Other Warrants (the “Other Warrant Shares” and together with the Other Shares, the Other Pre-Paid Warrants and the Other Pre-Paid Warrant Shares, the “Other Registrable Securities” and the holders of the Other Registrable Securities, the “Other Holders”).

The Company and each Purchaser hereby agrees as follows:

Section 1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 12.3.

“Agent” means the principal placement agent on an agented placement of Registrable Securities.

“Automatic Shelf Registration Statement” shall have the meaning specified in Rule 405 under the Securities Act.

“Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York, New York are required by law or permitted to be closed.

“Conversion Shares” means the Common Stock issued and issuable upon conversion of the Preferred Stock.

“EDGAR” shall have the meaning set forth in Section 8.1(v).

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 75th calendar day following the date hereof and with respect to any additional Registration Statements which may be required pursuant to Section 2.3 or Section 8.1(vi), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the staff of the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2.1.

“Event” shall have the meaning set forth in Section 2.4.

“Event Date” shall have the meaning set forth in Section 2.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 15th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2.3 or Section 8.1(vi), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 11.3.

“Indemnifying Party” shall have the meaning set forth in Section 11.3.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 11.1.

“Majority-in-Interest” means Holders of more than fifty percent (50%) of the Registrable Securities.

“Majority Selling Holders” means those Selling Holders whose Registrable Securities included in such registration or offering, as applicable, represent a majority of the Registrable Securities of all Selling Holders included therein.

“Maximum Threshold” shall have the meaning set forth in Section 7.2

“Minimum Effective Period” shall have the meaning set forth in Section 4.1.

“Non-Shelf Demand Registration” shall have the meaning set forth in Section 4.1.

“Non-Shelf Demand Registration Notice” shall have the meaning set forth in Section 4.1.

“Non-Shelf Demand Registration Statement” shall have the meaning set forth in Section 4.1

“Other Agreements” means, collectively, (i) the Registration Rights Agreement, dated as of March 15, 2018, by and between the Company and the several “Purchasers” signatory thereto pursuant to which the Company is obligated to register the Other Registrable Securities, (ii) the Registration Rights Agreement, dated as of November 24, 2015, by and between the Company (as successor by merger to Andina Acquisition Corp. II) and the several “Investors” signatory thereto pursuant to which the Company is obligated to register certain securities of the Company, (iii) the Registration Rights Agreement, dated as of March 15, 2018, by and between the Lazydays Holdings, Inc. (as successor by merger to the Company) and the several “Investors” signatory thereto pursuant to which the Company is obligated to register certain securities of the Company and (iv) the Unit Purchase Options, dated as of December 1, 2015, issued by the Company to EarlyBirdCapital, Inc. and its designees as initial “Holders” thereunder pursuant to which the Company is obligated to register certain securities of the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Piggy-Back Registration” shall have the meaning set forth in Section 7.1.

“Plan of Distribution” shall have the meaning set forth in Section 2.1.

“Pro Rata Adjusted” shall have the meaning set forth in Section 7.2(i)

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (a) the Preferred Stock, (b) the Warrants (including the exercise of the Warrants by a Person that has acquired such Warrants from a Holder pursuant to a Registration Statement (the “Warrant Exercise”)), (c) all Underlying Shares then issued and issuable (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the staff of the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement and, in connection with any such sale of Warrants, the transferee of such Warrants has exercised such Warrants, (b) such Registrable Securities have been previously exercised or sold in accordance with Rule 144, or (c) such Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 (including Rule 144(i)(2)) as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders, as reasonably determined by the Company, upon the advice of counsel to the Company. Notwithstanding anything herein to the contrary, in the event that the registration of the resale of the Warrants (but not the Warrant Exercise) would reasonably be expected to result in derivative accounting liability, the Company may elect to not register the Warrants in which case they shall not be deemed Registrable Securities hereunder

“Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act pursuant to this Agreement (including any Shelf Registration Statement, Non-Shelf Demand Registration Statement or any Registration Statement filed in connection with a Piggy-Back Registration) for a public offering and sale of the Underlying Shares, including the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act and the rules and regulations promulgated thereunder. “Selling Holders” means, with respect to a specified registration or offering pursuant to this Agreement, the Holders whose Registrable Securities are proposed to be included in such registration or offering, as applicable.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 8.2(i).

“Shelf Offering” shall have the meaning set forth in Section 3.

“Shelf Offering Notice” shall have the meaning set forth in Section 3.

“Shelf Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2.1 and any additional registration statements contemplated by Section 2.3 or Section 8.1(vi), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

“Underwriters’ Representative” means the managing underwriter, or in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers.

“Warrant Exercise” shall have the meaning set forth in the definition of Registrable Securities.

Section 2. Shelf Registration.

2.1 On or prior to each Filing Date, the Company shall prepare and file with the Commission a Shelf Registration Statement covering the resale of all of the Registrable Securities that are not then registered and the Warrant Exercise on an effective Shelf Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Shelf Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities and the Warrant Exercise on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2.5) and shall contain a Plan of Distribution reasonably acceptable by Majority-in-Interest; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Shelf Registration Statement filed under this Agreement (including under Section 2.3) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Shelf Registration Statement (i) have been exercised or sold or exercised thereunder or pursuant to Rule 144, or (ii) may be exercised or sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (including Rule 144(i)(2), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the staff of the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2.4.

2.2 Notwithstanding the registration obligations set forth in Section 2.1, if the staff of the Commission informs the Company that the resale of all of the Registrable Securities as a secondary offering and the Warrant Exercise cannot, as a result of the application of Rule 415, be registered on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register the resale of the Registrable Securities as a secondary offering and the Warrant Exercise, subject to the provisions of Section 2.5, with respect to filing on Form S-3 or other appropriate form, and subject to the provisions of Section 2.4 with respect to the payment of liquidated damages; provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the staff of the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including Securities Act Rules Compliance and Disclosure Interpretation 612.09.

2.3 Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2.4 (except that, in the event of a cutback of the registration of the Preferred Stock or Warrants, no damages shall be payable other than with respect to the failure to get the Conversion Shares and/or Warrant Shares registered), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the staff of the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(a) First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities and Other Registrable Securities;

(b) Second, the Company shall reduce Registrable Securities represented by Warrants and the Other Registrable Securities represented by the Other Warrants (applied, in the case that some Warrants and Other Warrants may be registered, to the Holders and the Other Holders on a pro rata basis based on the total number of unregistered Warrants held by such Holders and unregistered Other Warrants held by such Other Holders);

(c) Third, the Company shall reduce Registrable Securities represented by Preferred Stock (applied, in the case that some Preferred Stock may be registered, to the Holders on a pro rata basis based on the total number of unregistered Preferred Stock held by such Holders);

(d) Fourth, the Company shall reduce Registrable Securities represented by Warrant Shares and the Other Registrable Securities represented by the Other Warrant Shares (applied, in the case that some Warrant Shares and Other Warrant Shares may be registered, to the Holders and the Other Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders and unregistered Other Warrant Shares held by such Other Holders); and

(e) Fifth, the Company shall reduce Registrable Securities represented by Conversion Shares and the Other Registrable Securities represented by the Other Shares and the Other Pre-Paid Warrant Shares (applied, in the case that some Conversion Shares, Other Shares and Other Pre-Paid Warrant Shares may be registered, to the Holders and the Other Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders and unregistered Other Shares and Other Pre-Paid Warrants held by such Other Holders).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered on the Initial Registration Statement, as amended.

2.4 If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 8.1(i), the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the staff of the Commission in respect of such Registration Statement within fifteen (15) calendar days after the receipt of comments by or notice from the staff of the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities and the Warrant Exercise is not declared effective by the staff of the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities or a transferee of Warrants is not able to effect the Warrant Exercise, for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach specified in the immediately preceding clauses (i) through (v) being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such fifteen (15) calendar day period is exceeded, and for purpose of clause (v) the date on which such fifteen (15) or twenty (20) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The parties agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 7.0% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

2.5 If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities and the Warrant Exercise on another appropriate form and (ii) undertake to register the resale of the Registrable Securities and the Warrant Exercise on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the staff of the Commission.

2.6 Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as an Underwriter without the prior written consent of such Holder.

Section 3. Shelf Offerings.

Subject to Section 8.1(xii), upon the written request of a Holder (“Shelf Offering Notice”) to the Company from time to time during the Effectiveness Period, the Company will use commercially reasonable efforts to facilitate a “takedown” of Registrable Securities off of the Shelf Registration Statement by such Holder (“Shelf Offering”) by amending or supplementing the Prospectus related to the Shelf Registration Statement as may be reasonably requested by such Holder as promptly as reasonably practicable upon receipt of the Shelf Offering Notice and taking other actions contemplated by Section 8 that may be applicable to such Shelf Offering. Neither the Company nor any stockholder of the Company (other than the Holders) may include securities in any offering requested under this Section 3.

Section 4. Non-Shelf Demand Registration.

4.1 Subject to Section 8.1(xii), at any time and from time to time, if the Company has not effected or is not diligently pursuing a Shelf Registration Statement pursuant to Section 2 or the Company is not eligible to file a Shelf Registration Statement or the Shelf Registration Statement shall cease to be effective, any Holder may deliver to the Company a written notice (a “Non-Shelf Demand Registration Notice”) informing the Company that the Holder requires the Company to register for resale some or all of such Holder’s Registrable Securities (a “Non-Shelf Demand Registration”). Upon receipt of the Non-Shelf Demand Registration Notice, then the Company will use commercially reasonable efforts to file with the Commission as promptly as practicable after receiving the Non-Shelf Demand Registration Notice, but in no event more than sixty (60) days following receipt of the Non-Shelf Demand Registration Notice, a Registration Statement covering all requested Registrable Securities (the “Non-Shelf Demand Registration Statement”), and agrees (subject to Section 8.1(xii)) to use commercially reasonable efforts to cause the Non-Shelf Demand Registration Statement to be declared effective by the Commission as soon as reasonably practicable following the filing thereof, but in no event later than ninety (90) days after the filing of such Non-Shelf Demand Registration Statement. Subject to Section 8.1(xii), the Company agrees to use reasonable efforts to keep any Non-Shelf Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) for a period of not less than sixty (60) days (“Minimum Effective Period”). All offers and sales by a Holder under a Non-Shelf Demand Registration Statement shall be completed within the period during which such Non-Shelf Demand Registration Statement remains effective and not the subject of any stop order, injunction or other order of the Commission. Upon notice that such Non-Shelf Demand Registration Statement is no longer effective, no Holder will offer or sell the Registrable Securities under the Non-Shelf Demand Registration Statement. If directed in writing by the Company, each Holder will return or destroy all undistributed copies of the Prospectus in its possession, other than permanent file copies in the possession of such Holder’s counsel or as other required by applicable law or the document retention policies of such Holder or its Affiliates, upon the expiration of such period.

4.2 Notice to Holders. The Company shall give written notice of the proposed filing of any Non-Shelf Demand Registration Statement to all Holders as soon as practicable, and each Holder who wishes to participate in such Non-Shelf Demand Registration Statement shall notify the Company in writing within five (5) Business Days after the receipt by the Holder of the notice from the Company, and shall specify in such notice the number of Registrable Securities to be included in the applicable Registration Statement.

4.3 Limitations on Non-Shelf Demand Registration Rights. Notwithstanding the provisions of this Section 4, the Non-Shelf Demand Registration rights granted to the Holders in this Section 4 are subject to the following limitations:

(i) that the aggregate market value of the Registrable Securities to be included in the Non-Shelf Demand Registration Statement shall be at least $10,000,000, which market value shall be determined (i) with respect to the resale of Common Stock or Preferred Stock, by multiplying the number of Registrable Securities to be included in such Non-Shelf Demand Registration Statement by the closing price of the Common Stock on the trading day immediately preceding the date of the Non-Shelf Demand Registration Notice, as applicable and (ii) with respect to the resale of Warrants, by multiplying the number of Warrants to be included in such Non-Shelf Demand Registration Statement by the result obtained by subtracting (a) the closing price of the Common Stock on the trading day immediately preceding the date of the Non-Shelf Demand Registration Notice from (b) the then applicable exercise price of the Warrant; provided, however, if the result obtained by the calculation set forth in the immediately preceding clause (ii) is a negative number, the market value of the Warrants shall be deemed to be zero dollars ($0.00); provided further that the limitation set forth in this Section 4.3(i) shall not be in effect at any time the Holder’s Registrable Securities are not able to be exercised or sold under Rule 144 because of the Company’s failure to comply with the information requirements thereunder, unless at such time, the Company’s counsel delivers a written opinion of counsel, which shall be in a form reasonably satisfactory to such Holder’s counsel, to such Holders to the effect that such Holder’s Registrable Securities may be publicly offered and sold without registration under the Securities); and

(ii) that the Company shall be obligated to effect no more than four (4) Non-Shelf Demand Registrations in total. For purposes of this Section 4, a Non-Shelf Demand Registration shall not be deemed to have been effected: (A) unless a Non-Shelf Demand Registration Statement with respect thereto has become effective, (B) if after such Non-Shelf Demand Registration Statement has become effective, such Non-Shelf Demand Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders and such interference is not thereafter promptly eliminated, or (C) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Non-Shelf Demand Registration are not satisfied or waived by reason of a failure on the part of the Company, unless caused by a Holder. If the Company shall have complied with its obligations under this Section 4, a right to demand a registration pursuant to this Section 4 shall be deemed to have been satisfied upon the earlier of (X) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to a Non-Shelf Demand Registration Statement, (Y) the date when all of the Registrable Securities covered by the Non-Shelf Demand Registration Statement cease to be Registrable Securities and (Z) the date as of which such Non-Shelf Demand Registration shall have been continuously effective for the Minimum Effective Period.

Section 5. Underwritten or Agented Offerings.

If any registration or offering pursuant to Section 2, Section 3 or Section 4 involves an underwritten offering (whether on a “firm,” “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the Majority Selling Holders shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering, provided, however, that each Person so selected shall be reasonably acceptable to the Company.

Section 6. Priority on Underwritten or Agented Offerings.

If the Underwriters’ Representative or Agent of a requested underwritten or agented Shelf Offering or Non-Shelf Demand Registration advises the Company in writing that in its opinion the Registrable Securities proposed to be included in any such offering or registration exceeds the number of securities that can be sold in such offering and/or that the number of shares of Registrable Securities proposed to be included in any such registration would materially adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Securities that, in the opinion of Underwriters’ Representative or Agent, can be sold without adversely affecting the marketability of the applicable offering. If the number of shares that can be sold is less than the number of shares of Registrable Securities proposed to be registered or sold, the Company shall allocate the amount of Registrable Securities to be so sold among the Holders pro rata on the basis of the number Registrable Securities requested to be included in such registration by each Holder electing to participate in such registration (or in such other proportions as mutually agreed among the Holders).

Section 7. Piggy-Back Registration

7.1 Piggy-Back Registration Rights. If, at any time on or after the date of this Agreement, (i) the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities by the Company for its own account (other than (a) a shelf registration statement relating to primary offerings by the Company, (b) a registration statement in connection with any employee share option or other benefit plan, (c) a registration statement for an exchange offer or offering of securities solely to the Company’s existing shareholders, (d) a registration statement for an offering of debt that is convertible into equity securities of the Company or (e) a registration statement for a dividend reinvestment plan) or for any of the other security holders of the Company for their account (other than a Shelf Registration Statement or a Non-Shelf Demand Registration Statement) or (ii) equity securities of the Company are to be sold in an underwritten offering (whether or not for the account of the Company) (other than pursuant a Non-Shelf Demand Registration Statement) pursuant to an Automatic Shelf Registration Statement, then the Company shall (i) unless a Holder has provided written notice to the Company that it does not want to receive such information, give prompt written notice of such proposed filing and/or underwritten offering to all Holders as soon as practicable but in no event less than ten (10) Business Days prior to the anticipated filing date of the Registration Statement or anticipated date of pricing of such underwritten offering, which notice shall, subject to the Holder agreeing in writing to keep such information confidential, describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s) or Agent, if any, of the offering, and (ii) offer to the Holders in such notice the opportunity to register the sale of or include in such offering, as applicable, such number of Registrable Securities as such Holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). All such Holders proposing to distribute their Registrable Securities through an underwritten offering under this Section 7 shall enter into an underwriting agreement in customary form with the underwriter selected for such underwritten offering. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Piggy-Back Registration or prior to the pricing of any such underwritten offering, the Company shall determine for any reason not to register or to delay registration of such securities or to discontinue such underwritten offering, as applicable, the Company may, at its election, give written notice of such determination to each Holder and, (x) in the case of a determination not to register or to discontinue such offering, shall be relieved of its obligation to register any Registrable Securities in connection with such registration or undertake such offering, as

7.2 Priority on Piggy-Back Registrations. If the Underwriters’ Representative for a Piggy-Back Registration that is to be an underwritten offering (or the Agent for an agented offering), advises the Company and the Holders requesting Piggy-Back Registration that in its opinion the dollar amount or number of shares of Common Stock or other securities that the Company desires to sell, taken together with (a) shares of Common Stock or other securities, if any, as to which registration or inclusion in the offering has been demanded pursuant to written contractual arrangements with Persons other than the Holders hereunder (such Persons (excluding any Other Piggy-Back Holders), “Other Demand Holders”), (b) the Registrable Securities as to which registration or inclusion in the offering has been requested under this Section 7, and (c) the shares of Common Stock or other securities, if any, as to which registration or inclusion in the offering has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company (such Persons, “Other Piggy-Back Holders”), exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then the Company shall include in any such registration:

(i) if the registration or offering, as applicable, is undertaken for the Company’s account: (i) first, that number of shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold, (ii) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (i), the shares of Common Stock or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to this Section 7 by the Holders and the shares of Common Stock or other securities for the account of Other Piggy-Back Holders who are “Purchasers”, “Investors” and/or “Holders” under any of the Other Agreements (pro rata in accordance with the number of Registrable Securities and shares of Common Stock or other securities which such Holders and such Other Piggy-Back Holders have requested be included in such underwritten offering or agented offering bears to the number of Registrable Securities, shares of Common Stock and other securities that all such Holders and all such Other Piggy-Back Holders requested to be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Threshold, (iii) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of Other Piggy-Back Holders who are not “Purchasers”, “Investors” and/or “Holders” under any of the Other Agreements (pro rata in accordance with the number of shares of Common Stock or other securities which such Other Piggy-Back Holders have requested be included in such underwritten offering or agented offering bears to the number of shares of Common Stock or other securities that all such Holders and all such Other Piggy-Back Holders requested to be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Threshold; and

(ii) if the registration is a “demand” registration or offering undertaken at the demand of Other Demand Holders: (i) first, that number of shares of Common Stock or other securities requested to be sold for the account of such Other Demand Holders that can be sold without exceeding the Maximum Threshold, (ii) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (i), the shares of Common Stock or other securities, if any, comprised of Registrable Securities as to which registration has been requested pursuant to this Section 7 by the Holders and the shares of Common Stock or other securities for the account of Other Piggy-Back Holders who are “Purchasers”, “Investors” and/or “Holders” under any of the Other Agreements (pro rata in accordance with the number of Registrable Securities, shares of Common Stock or other securities which such Holders and such Other Piggy-Back Holders have requested be included in such underwritten offering or agented offering bears to the number of Registrable Securities, shares of Common Stock and securities that all such Holders and all such Other Piggy-Back Holders requested to be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Threshold, (iii) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of Other Piggy-Back Holders who are not “Purchasers”, “Investors” and/or “Holders” under any of the Other Agreements (pro rata in accordance with the number of shares of Common Stock or other securities which such Other Piggy-Back Holders have requested be included in such underwritten offering or agented offering bears to the number of shares of Common Stock or other securities that all such Holders and all such Other Piggy-Back Holders requested to be included in such Piggy-Back Registration) that can be sold without exceeding the Maximum Threshold and (iv) fourth, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold.

7.3 Withdrawal. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement or the pricing of an underwritten offering, as applicable. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holders. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders in connection with such Piggy-Back Registration as provided in Section 9.

Section 8. Additional Obligations of the Company and the Holders.

8.1 Obligations of the Company. Other than as explicitly set forth below, when the Company is required to effect the registration of any Registrable Securities or facilitate or effect any offering pursuant to this Agreement, as applicable, subject to Section 4.3, the Company:

(i) Shall not less than five (5) Trading Days prior to the filing of each Registration Statement that includes Registrable Securities and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accounting firm to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act.

(ii) Shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto.

(iii) Shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period in the case of a Shelf Registration Statement or the Minimum Effective Period in the case of a Non-Shelf Demand Registration Statement and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the staff of the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the staff of the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(iv) In the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to maintain the effectiveness of such Registration Statement, file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status.

(v) furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits, but excluding any documents to be incorporated by reference therein that are publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Holders or any underwriter or Agent may reasonably request for use in and in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(vi) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(vii) Shall notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) of this Section 8.1(vii), be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the staff of the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the staff of the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the staff of the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(viii) Shall use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(ix) Subject to the terms of this Agreement, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 8.1(vii).

(x) Shall, prior to any resale of Registrable Securities by a Holder, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(xi) If requested by a Holder, shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(xii) Upon the occurrence of any event contemplated by Section 8.1(vii) requiring the suspension of the use of the Prospectus, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, shall prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 8.1(vii) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 8.1(vii) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2.4, for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(xiii) Shall use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(xiv) Shall use its best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities and the Warrant Exercise.

(xv) Shall cooperate with the Holders and the underwriters or Agents, if any, and their respective counsel in connection with any filings required to be made with FINRA or other applicable regulatory authorities.

(xvi) If a disposition of Registrable Securities takes the form of an underwritten or agented offering, any “bought deal” or block trade, shall promptly enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and promptly take all other customary actions at such times as customarily occur in similar registered offerings in order to facilitate the disposition of such Registrable Securities and in connection therewith, including:

1. make such representations and warranties to the Selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Selling Holders and the Underwriter’s Representative or Agent, if any) addressed to each Selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Selling Holders and the lead managing underwriter, and the Company shall furnish to each Selling Holder a signed counterpart of any such legal opinion;

3. obtain “cold comfort” letters and updates thereof from the Company’s independent registered public accounting firm addressed to the Selling Holders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings, and the Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter; and

4. use commercially reasonable efforts to obtain executed lock-up agreements from the officers and directors of the Company and from the holders of more than 5% of the Company’s equity securities (who are, or whose associated persons are, bound by the Company’s insider trading policy), if requested by the underwriters.

(xvii) Shall make available to its stockholders, as soon as practicable but no later than ninety (90) days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each Registration Statement filed pursuant to this Agreement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(xviii) Shall make the Company’s executive officers available for customary presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including to the extent customary, senior management participation in due diligence calls with the underwriters (or Agent) and their counsel and, in the case of any marketed underwritten offering, participation in any road show as reasonably requested by the lead managing underwriters for such offering), and provide the Holders, the underwriters and their respective counsel, accountants and other advisors (the “Inspectors”) reasonable access to its books and records as shall be reasonably requested in order to conduct a reasonable due diligence investigation within the meaning of the Securities Act with respect to any applicable Registration Statement; provided, that such Inspectors agree to keep such information confidential (subject to customary exceptions) unless the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement.

(xix) Shall, in connection with the preparation and filing of any Registration Statement, Prospectus or any amendments or supplements thereto, (i) give the Selling Holders, the underwriters or Agent (if applicable) and their respective counsels the opportunity to review and provide comments on such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) fairly and in good faith consider such comments in any such documents prior to the filing thereof as the counsel to the Holders or underwriters may reasonably request, and (iii) make available such of the Company’s representatives as shall be reasonably requested by the Holders or any underwriter for discussion of such documents;

(xx) Shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) Shall cooperate with the Holders to facilitate the timely delivery, preparation and delivery of certificates (or evidence of direct registration), with requisite CUSIP numbers, representing Registrable Securities to be sold; and

(xxii) Shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

8.2 Cooperation of the Holders.

(i) Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which such Holder receives draft materials in accordance with Section 7.

(ii) If requested by the Company, each selling Holder shall furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the staff of the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(iii) In connection with any Registration Statement utilized by the Company to satisfy the Registration Rights pursuant to this Agreement, each Holder agrees to reasonably cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that it will (i) respond in a timely manner to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in such Registration Statement and related Prospectus pursuant to the rules and regulations of the Commission, and (ii) provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in the Registration Statement and related Prospectus.

Section 9. Registration Expenses.

All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include:

(i) all registration and filing fees (including fees and expenses of the Company’s counsel and independent registered public accounting firm) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or Blue Sky laws (including fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities);

(ii) printing expenses (including expenses of printing certificates for Registrable Securities);

(iii) messenger, telephone and delivery expenses;

(iv) fees and disbursements of counsel for the Company and fees and expenses for the independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters);

(v) any underwriting commissions, broker fees or similar fees and commissions with respect to the sale of Registrable Securities by any Holder and the fees and expenses of one counsel selected by the Holders of a Majority-in-Interest;

(vi) Securities Act liability insurance, if the Company so desires such insurance; and

(vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 10. Rule 144 Compliance

The Company shall use commercially reasonable efforts to file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. The Company shall use commercially reasonable efforts to make and keep current public information available as specified in paragraphs (c) and (i)(2) of Rule 144 (or any successor rule) promulgated under the Securities Act. The Company shall use commercially reasonable efforts to take such further action as may be reasonably required from time to time to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any other exemption from registration. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof, as well as any such other information as may be reasonably requested to allow such Holder to sell its Registrable Securities pursuant to Rule 144. In connection with any Transfer of Registrable Securities by a Holder pursuant to Rule 144 promulgated under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as Holder may reasonably request at least five (5) Business Days prior to any sale of Registrable Securities hereunder or, if practicable, and at the request of such Holder, have such Registrable Securities delivered electronically via DWAC through the Depository Trust Company.

Section 11. Indemnification.

11.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in clauses (iii) through (vi) of Section 8.1(vii), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 12.3. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 12.6.

11.2 Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 11 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

11.3 Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

11.4 Contribution. If the indemnification under Section 11.1 or Section 11.2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 11.4 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 11.4 from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 11 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 12. Miscellaneous.

12.1 Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

12.2 No Piggy-back on Registrations; Prohibition on Filing Other Registration Statements. Except as set forth on Schedule 12.2 attached hereto and the Other Registrable Securities, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the staff of the Commission, provided that this Section 12.2 shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

12.3 Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (iii) through (vi) of Section 8.1(vii), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2.4.

12.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and a Majority-in-Interest, provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 12.4. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

12.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

12.7 No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 12.7, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

12.8 Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

12.10 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

12.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

12.12 Headings; Section References; Interpretation. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof. The references herein to Sections, unless otherwise indicated, are references to sections of this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

12.13 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

LAZYDAYS HOLDINGS, INC.
By:
Name:
Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO LAZY DAYS’ RRA]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

Annex A

LAZY DAYS’

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of preferred stock, warrants and common stock into which the preferred stock may convert and for which the warrants may be exercised (collectively, the “Registrable Securities”) of Lazydays Holdings, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐            No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐            No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐            No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐            No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:
By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO: